Exhibit 99.1

70 E. Long Lake Rd. Bloomfield Hills, MI 48304 www.agreerealty.com FOR IMMEDIATE RELEASE

Agree Realty Corporation Reports First Quarter 2023 Results

Increases 2023 Acquisition Guidance to At Least $1.2 Billion

Bloomfield Hills, MI, May 4, 2023 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced results for the quarter ended March 31, 2023. All per share amounts included herein are on a diluted per common share basis unless otherwise stated.

First Quarter 2023 Financial and Operating Highlights:

▪	Invested approximately $314 million in 95 retail net lease properties
▪	Commenced five development or Partner Capital Solutions (“PCS”) projects representing total committed capital of over $19 million
▪	Net Income per share attributable to common stockholders decreased 8.6% to $0.44
▪	Core Funds from Operations (“Core FFO”) per share increased 0.6% to $0.98
▪	Adjusted Funds from Operations (“AFFO”) per share increased 1.5% to $0.98
▪	Declared an April monthly dividend of $0.243 per common share, a 3.8% year-over-year increase
▪	Settled 2,945,000 shares of outstanding forward equity for net proceeds of approximately $195 million
▪	Balance sheet positioned for growth at 3.7 times proforma net debt to recurring EBITDA; 4.5 times excluding unsettled forward equity

Financial Results

Net Income Attributable to Common Stockholders

Net Income for the three months ended March 31, 2023 increased 16.1% to $39.8 million, compared to $34.3 million for the comparable period in 2022. Net Income per share for the three months ended March 31, 2023 decreased 8.6% to $0.44, compared to $0.48 per share for the comparable period in 2022.

Core FFO

Core FFO for the three months ended March 31, 2023 increased 27.6% to $89.0 million, compared to Core FFO of $69.7 million for the comparable period in 2022. Core FFO per share for the three months ended March 31, 2023 increased 0.6% to $0.98, compared to Core FFO per share of $0.97 for the comparable period in 2022.

AFFO

AFFO for the three months ended March 31, 2023 increased 28.7% to $89.1 million, compared to AFFO of $69.2 million for the comparable period in 2022. AFFO per share for the three months ended March 31, 2023 increased 1.5% to $0.98, compared to AFFO per share of $0.97 for the comparable period in 2022.

Dividend

In the first quarter, the Company declared monthly cash dividends of $0.240 per common share for each of January, February and March 2023. The monthly dividends during the first quarter reflected an annualized dividend amount of $2.880 per common share, representing a 5.7% increase over the annualized dividend amount of $2.724 per common share from the first quarter of 2022. The dividends represent payout ratios of approximately 74% of Core FFO per share and 73% of AFFO per share, respectively.

Subsequent to quarter end, the Company declared a monthly cash dividend of $0.243 per common share for April 2023. The monthly dividend reflects an annualized dividend amount of $2.916 per common share, representing a 3.8% increase over the annualized dividend amount of $2.808 per common share from the second quarter of 2022. The April dividend is payable May 12, 2023 to stockholders of record at the close of business on April 28, 2023.

Additionally, subsequent to quarter end, the Company declared a monthly cash dividend on its 4.25% Series A Cumulative Redeemable Preferred Stock of $0.08854 per depositary share, which is equivalent to $1.0625 per annum. The dividend was paid on May 1, 2023 to stockholders of record at the close of business on April 24, 2023.

CEO Comments

“We are very pleased with our strong start to the year as we stayed disciplined in our investment strategy and now have visibility into at least $1.2 billion acquired for the year,” said Joey Agree, President and Chief Executive Officer. “Our balance sheet remains in a fortified position with more than $360 million of forward equity and over $800 million of capacity on our revolving credit facility at quarter end.”

Portfolio Update

As of March 31, 2023, the Company’s portfolio consisted of 1,908 properties located in all 48 continental states and contained approximately 40.1 million square feet of gross leasable area.

At quarter end, the portfolio was 99.7% leased, had a weighted-average remaining lease term of approximately 8.8 years, and generated 68.0% of annualized base rents from investment grade retail tenants.

Ground Lease Portfolio

During the first quarter, the Company acquired two ground leases for an aggregate purchase price of approximately $18.9 million, representing 6.5% of annualized base rents acquired.

As of March 31, 2023, the Company’s ground lease portfolio consisted of 208 leases located in 32 states and totaled approximately 5.6 million square feet of gross leasable area. Properties ground leased to tenants represented 12.1% of annualized base rents.

At quarter end, the ground lease portfolio was fully occupied, had a weighted-average remaining lease term of approximately 11.1 years, and generated 87.0% of annualized base rents from investment grade retail tenants.

Acquisitions

Total acquisition volume for the first quarter was approximately $302.3 million and included 66 properties net leased to leading retailers operating in sectors including tire and auto service, home improvement, grocery stores, auto parts, dollar stores, and farm and rural supply. The properties are located in 24 states and leased to tenants operating in 16 sectors.

The properties were acquired at a weighted-average capitalization rate of 6.7% and had a weighted-average remaining lease term of approximately 13.1 years. Approximately 74.9% of annualized base rents acquired were generated from investment grade retail tenants.

The Company’s outlook for acquisition volume for the full-year 2023 has been increased to at least $1.2 billion, from at least $1.0 billion previously.

Development and PCS

During the first quarter, the Company commenced five development and PCS projects, with total anticipated costs of approximately $19.3 million. Construction continued during the quarter on 21 projects with anticipated costs totaling approximately $85.9 million. The Company completed three projects during the quarter, which included Gerber Collision developments in Murrieta, California as well as Ocala and Venice, Florida.

For the three months ended March 31, 2023, the Company had 29 development or PCS projects completed or under construction. Anticipated total costs are approximately $115.4 million, including $59.1 million of costs incurred as of quarter end.

The following table presents the Company's 29 development or PCS projects as of March 31, 2023:

Tenant	Location	Lease Structure	Lease Term	Actual or Anticipated Rent Commencement	Status
Gerber Collision	Murrieta, CA	Build-to-Suit	15 years	Q1 2023	Complete
Gerber Collision	Ocala, FL	Build-to-Suit	15 years	Q1 2023	Complete
Gerber Collision	Venice, FL	Build-to-Suit	15 years	Q1 2023	Complete
Gerber Collision	Fort Wayne, IN	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Johnson City, NY	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Joplin, MO	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Lake Charles, LA	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Lake Park, FL	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Springfield, MO	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Toledo, OH	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Winterville, NC	Build-to-Suit	15 years	Q2 2023	Under Construction
Gerber Collision	Woodstock, IL	Build-to-Suit	15 years	Q2 2023	Under Construction
HomeGoods	South Elgin, IL	Build-to-Suit	10 years	Q2 2023	Under Construction
Old Navy	Searcy, AR	Build-to-Suit	7 years	Q2 2023	Under Construction
Sunbelt Rentals	St. Louis, MO	Build-to-Suit	7 years	Q2 2023	Under Construction
Gerber Collision	Blue Springs, MO	Build-to-Suit	15 years	Q3 2023	Under Construction
Gerber Collision	Huntley, IL	Build-to-Suit	15 years	Q3 2023	Under Construction
Five Below	Onalaska, WI	Build-to-Suit	10 years	Q3 2023	Under Construction
HomeGoods	Onalaska, WI	Build-to-Suit	10 years	Q3 2023	Under Construction
Sierra Trading Post	Onalaska, WI	Build-to-Suit	10 years	Q3 2023	Under Construction
TJ Maxx	Onalaska, WI	Build-to-Suit	10 years	Q3 2023	Under Construction
Ulta Beauty	Onalaska, WI	Build-to-Suit	11 years	Q3 2023	Under Construction
Sunbelt Rentals	Wentzville, MO	Build-to-Suit	12 years	Q3 2023	Under Construction
Burlington	Brenham, TX	Build-to-Suit	10 years	Q4 2023	Under Construction
Ulta Beauty	Brenham, TX	Build-to-Suit	10 years	Q4 2023	Under Construction
Gerber Collision	Lawrence, PA	Build-to-Suit	15 years	Q4 2023	Under Construction
Gerber Collision	McDonough, GA	Build-to-Suit	15 years	Q4 2023	Under Construction
Gerber Collision	Muskegon, MI	Build-to-Suit	15 years	Q4 2023	Under Construction
Gerber Collision	Odessa, FL	Build-to-Suit	15 years	Q4 2023	Under Construction
Gerber Collision	Peachtree, GA	Build-to-Suit	15 years	Q4 2023	Under Construction
Gerber Collision	Warner Robbins, NC	Build-to-Suit	15 years	Q4 2023	Under Construction
Gerber Collision	Yorkville, IL	Build-to-Suit	15 years	Q4 2023	Under Construction
Sunbelt Rentals	Ashwaubenon, WI	Build-to-Suit	12 years	Q4 2023	Under Construction
Sunbelt Rentals	Broken Arrow, OK	Build-to-Suit	12 years	Q4 2023	Under Construction

Leasing Activity and Expirations

During the first quarter, the Company executed new leases, extensions or options on approximately 511,000 square feet of gross leasable area throughout the existing portfolio.

As of March 31, 2023, the Company’s 2023 lease maturities represented 0.8% of annualized base rents. The following table presents contractual lease expirations within the Company’s portfolio as of March 31, 2023, assuming no tenants exercise renewal options:

Year	Leases	Annualized Base Rent (1)	Percent of Annualized Base Rent	Gross Leasable Area	Percent of Gross Leasable Area
2023	16	3,722	0.8%	389	1.0%
2024	47	12,556	2.6%	1,485	3.7%
2025	71	17,584	3.6%	1,688	4.2%
2026	115	25,074	5.1%	2,656	6.6%
2027	134	31,014	6.3%	2,906	7.3%
2028	157	39,842	8.1%	3,686	9.2%
2029	164	47,324	9.6%	4,536	11.3%
2030	255	52,457	10.7%	4,001	10.0%
2031	170	39,571	8.0%	2,901	7.2%
2032	205	40,163	8.2%	3,155	7.9%
Thereafter	729	182,764	37.0%	12,638	31.6%
Total Portfolio	2,063	$492,071	100.0%	40,041	100.0%

The contractual lease expirations presented above exclude the effect of replacement tenant leases that had been executed as of March 31, 2023 but that had not yet commenced. Annualized Base Rent and gross leasable area (square feet) are in thousands; any differences are the result of rounding.

(1)	Annualized Base Rent represents the annualized amount of contractual minimum rent required by tenant lease agreements as of March 31, 2023, computed on a straight-line basis. Annualized Base Rent is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles (“GAAP”). The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity.

Top Tenants

The following table presents annualized base rents for all tenants that represent 1.5% or greater of the Company’s total annualized base rent as of March 31, 2023:

Tenant	Annualized Base Rent(1)	Percent of Annualized Base Rent
Walmart	$32,638	6.6%
Dollar General	23,750	4.8%
Tractor Supply	21,809	4.4%
Best Buy	19,515	4.0%
Kroger	16,315	3.3%
Dollar Tree	15,885	3.2%
TJX Companies	14,377	2.9%
O'Reilly Auto Parts	14,315	2.9%
CVS	14,118	2.9%
Hobby Lobby	12,495	2.5%
Lowe's	12,210	2.5%
Burlington	11,408	2.3%
Sherwin-Williams	10,850	2.2%
Sunbelt Rentals	10,492	2.1%
Wawa	9,668	2.0%
Home Depot	8,880	1.8%
TBC Corporation	8,609	1.7%
Gerber Collision	8,540	1.7%
AutoZone	7,747	1.6%
Goodyear	7,522	1.5%
Other(2)	210,928	43.1%
Total Portfolio	$492,071	100.0%

Annualized Base Rent is in thousands; any differences are the result of rounding.

(1)	Refer to footnote 1 on page 4 for the Company’s definition of Annualized Base Rent.
(2)	Includes tenants generating less than 1.5% of Annualized Base Rent.

Retail Sectors

The following table presents annualized base rents for all the Company’s retail sectors as of March 31, 2023:

Sector	Annualized Base Rent(1)	Percent of Annualized Base Rent
Grocery Stores	$51,743	10.5%
Home Improvement	45,176	9.2%
Tire and Auto Service	43,134	8.8%
Dollar Stores	38,170	7.8%
Convenience Stores	36,032	7.3%
General Merchandise	31,092	6.3%
Off-Price Retail	28,944	5.9%
Auto Parts	27,992	5.7%
Farm and Rural Supply	23,537	4.8%
Consumer Electronics	21,724	4.4%
Pharmacy	20,853	4.2%
Crafts and Novelties	14,773	3.0%
Discount Stores	11,842	2.4%
Equipment Rental	10,818	2.2%
Warehouse Clubs	10,197	2.1%
Health Services	9,659	2.0%
Health and Fitness	8,083	1.6%
Restaurants - Quick Service	7,931	1.6%
Dealerships	6,506	1.3%
Specialty Retail	6,501	1.3%
Restaurants - Casual Dining	5,243	1.1%
Sporting Goods	4,939	1.0%
Home Furnishings	4,898	1.0%
Financial Services	4,618	0.9%
Theaters	3,848	0.8%
Pet Supplies	3,402	0.7%
Beauty and Cosmetics	2,338	0.5%
Entertainment Retail	2,323	0.5%
Shoes	2,206	0.4%
Apparel	1,574	0.3%
Miscellaneous	1,180	0.2%
Office Supplies	795	0.2%
Total Portfolio	$492,071	100.0%

Annualized Base Rent is in thousands; any differences are the result of rounding.

(1)	Refer to footnote 1 on page 4 for the Company’s definition of Annualized Base Rent.

Geographic Diversification

The following table presents annualized base rents for all states that represent 2.5% or greater of the Company’s total annualized base rent as of March 31, 2023:

State	Annualized Base Rent(1)	Percent of Annualized Base Rent
Texas	$36,244	7.4%
Florida	27,743	5.6%
Ohio	27,705	5.6%
Michigan	27,173	5.5%
Illinois	26,435	5.4%
North Carolina	25,100	5.1%
Pennsylvania	23,909	4.9%
New Jersey	22,203	4.5%
California	21,371	4.3%
New York	19,231	3.9%
Georgia	17,837	3.6%
Wisconsin	14,871	3.0%
Virginia	14,565	3.0%
Missouri	12,770	2.6%
Connecticut	12,618	2.6%
Other(2)	162,296	33.0%
Total Portfolio	$492,071	100.0%

Annualized Base Rent is in thousands; any differences are the result of rounding.

(1)	Refer to footnote 1 on page 4 for the Company’s definition of Annualized Base Rent.
(2)	Includes states generating less than 2.5% of Annualized Base Rent.

Capital Markets, Liquidity and Balance Sheet

Capital Markets

During the first quarter, the Company settled approximately 2.9 million shares under existing forward sale agreements for net proceeds of $195.2 million. At quarter end, the Company had approximately 5.3 million shares remaining to be settled under existing forward sale agreements, which are anticipated to raise net proceeds of $362.1 million after deducting fees and expenses and making certain other adjustments as provided in the equity distribution agreements.

The following table presents the Company’s outstanding forward equity offerings as of March 31, 2023:

Forward Equity Offerings	Shares Sold	Shares Settled	Shares Remaining	Net Proceeds Received	Anticipated Net Proceeds Remaining
September 2022 Forward Offering	5,750,000	4,545,000	1,205,000	$301,350,417	$79,582,056
Q4 2022 ATM Forward Offerings	4,104,641	-	4,104,641	$-	$282,543,245
Total Forward Equity Offerings	9,854,641	4,545,000	5,309,641	$301,350,417	$362,125,301

Liquidity

As of March 31, 2023, the Company had total liquidity of approximately $1.2 billion, which includes $804.0 million of availability under its revolving credit facility, $362.1 million of outstanding forward equity, and $12.9 million of cash on hand.

Balance Sheet

As of March 31, 2023, the Company’s net debt to recurring EBITDA was 4.5 times. The Company’s proforma net debt to recurring EBITDA was 3.7 times when deducting the $362.1 million of anticipated net proceeds from the outstanding forward equity offerings from the Company’s net debt of $2.0 billion as of March 31, 2023. The Company’s fixed charge coverage ratio was 5.1 times as of the end of the first quarter.

The Company’s total debt to enterprise value was 23.8% as of March 31, 2023. Enterprise value is calculated as the sum of net debt, the liquidation value of the Company’s preferred stock, and the market value of the Company’s outstanding shares of common stock, assuming conversion of Agree Limited Partnership (the “Operating Partnership” or “OP”) common units into common stock of the Company.

For the three months ended March 31, 2023, the Company's fully diluted weighted-average shares outstanding were 90.5 million. The basic weighted-average shares outstanding for the three months ended March 31, 2023 were 90.0 million.

For the three months ended March 31, 2023, the Company's fully diluted weighted-average shares and units outstanding were 90.9 million. The basic weighted-average shares and units outstanding for the three months ended March 31, 2023 were 90.4 million.

The Company’s assets are held by, and its operations are conducted through, the Operating Partnership, of which the Company is the sole general partner. As of March 31, 2023, there were 347,619 Operating Partnership common units outstanding and the Company held a 99.6% common interest in the Operating Partnership.

Conference Call/Webcast

The Company will host its quarterly analyst and investor conference call on Friday, May 5, 2023 at 9:00 AM ET. To participate in the conference call, please dial (866) 363-3979 approximately ten minutes before the call begins.

Additionally, a webcast of the conference call will be available through the Company’s website. To access the webcast, visit www.agreerealty.com ten minutes prior to the start time of the conference call and go to the Investors section of the website. A replay of the conference call webcast will be archived and available online through the Investors section of www.agreerealty.com.

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust that is RETHINKING RETAIL through the acquisition and development of properties net leased to industry-leading, omni-channel retail tenants. As of March 31, 2023, the Company owned and operated a portfolio of 1,908 properties, located in all 48 continental states and containing approximately 40.1 million square feet of gross leasable area. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”. For additional information on the Company and RETHINKING RETAIL, please visit www.agreerealty.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about projected financial and operating results, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company’s best judgment reflecting current information, you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Currently, some of the most significant factors, include the potential adverse effect of ongoing worldwide economic uncertainties, the current pandemic of the novel coronavirus, or COVID-19, and increased inflation and interest rates on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which these conditions will impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission (the “SEC”), as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of the macroeconomic environment and COVID-19. Additional important factors, among others, that may cause the Company’s actual results to vary include the general deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, changes in the Company’s expectations or assumptions or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.agreerealty.com.

The Company defines the “weighted-average capitalization rate” for acquisitions and dispositions as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices for occupied properties.

References to “Core FFO” and “AFFO” in this press release are representative of Core FFO attributable to OP common unitholders and AFFO attributable to OP common unitholders. Detailed calculations for these measures are shown in the Reconciliation of Net Income to FFO, Core FFO and Adjusted FFO table as “Core Funds From Operations – OP Common Unitholders” and “Adjusted Funds from Operations – OP Common Unitholders”.

###

Contact:

Peter Coughenour

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190

Agree Realty Corporation
Consolidated Balance Sheet
($ in thousands, except share and per-share data)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets:
Real Estate Investments:
Land	$2,005,606	$1,941,599
Buildings	4,281,164	4,054,679
Accumulated depreciation	(347,778)	(321,142)
Property under development	73,123	65,932
Net real estate investments	6,012,115	5,741,068
Cash and cash equivalents	11,809	27,763
Cash held in escrows	1,131	1,146
Accounts receivable - tenants, net	71,089	65,841
Lease Intangibles, net of accumulated amortization of $286,748 and $263,011 at March 31, 2023 and December 31, 2022, respectively	803,654	799,448
Other assets, net	86,629	77,923
Total Assets	$6,986,427	$6,713,189

Liabilities:
Mortgage notes payable, net	$47,842	$47,971
Senior unsecured notes, net	1,792,611	1,792,047
Unsecured revolving credit facility	196,000	100,000
Dividends and distributions payable	23,071	22,345
Accounts payable, accrued expenses and other liabilities	92,733	83,722
Lease intangibles, net of accumulated amortization of $37,494 and $35,992 at March 31, 2023 and December 31, 2022, respectively	36,326	36,714
Total Liabilities	$2,188,583	$2,082,799

Equity:
Preferred Stock, $.0001 par value per share, 4,000,000 shares authorized, 7,000 shares Series A outstanding, at stated liquidation value of $25,000 per share, at March 31, 2022 and December 31, 2021	175,000	175,000
Common stock, $.0001 par value, 180,000,000 shares authorized, 93,198,079 and 90,173,424 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	9	9
Additional paid-in-capital	4,852,927	4,658,570
Dividends in excess of net income	(254,316)	(228,132)
Accumulated other comprehensive income (loss)	22,924	23,551
Total Equity - Agree Realty Corporation	$4,796,544	$4,628,998
Non-controlling interest	1,300	1,392
Total Equity	$4,797,844	$4,630,390
Total Liabilities and Equity	$6,986,427	$6,713,189

Agree Realty Corporation
Consolidated Statements of Operations and Comprehensive Income
($ in thousands, except share and per share-data)
(Unaudited)

	Three months ended March 31,
	2023	2022
Revenues
Rental Income	$126,609	$98,312
Other	9	30
Total Revenues	$126,618	$98,342

Operating Expenses
Real estate taxes	$9,432	$7,611
Property operating expenses	6,782	4,477
Land lease expense	430	402
General and administrative	8,821	7,622
Depreciation and amortization	40,646	28,561
Provision for impairment	-	1,015
Total Operating Expenses	$66,111	$49,688

Gain (loss) on sale of assets, net	-	2,310
Gain (loss) on involuntary conversion, net	-	(25)

Income from Operations	$60,507	$50,939

Other (Expense) Income
Interest expense, net	$(17,998)	$(13,931)
Income tax (expense) benefit	(783)	(719)
Other (expense) income	48	-

Net Income	$41,774	$36,289

Less net income attributable to non-controlling interest	160	176

Net Income Attributable to Agree Realty Corporation	$41,614	$36,113

Less Series A Preferred Stock Dividends	1,859	1,859

Net Income Attributable to Common Stockholders	$39,755	$34,254

Net Income Per Share Attributable to Common Stockholders
Basic	$0.44	$0.48
Diluted	$0.44	$0.48

Other Comprehensive Income
Net Income	$41,774	$36,289
Amortization of interest rate swaps	(629)	82
Change in fair value and settlement of interest rate swaps	-	20,581
Total Comprehensive Income (Loss)	41,145	56,952
Less comprehensive income attributable to non-controlling interest	158	276
Comprehensive Income Attributable to Agree Realty Corporation	$40,987	$56,676

Weighted Average Number of Common Shares Outstanding - Basic	90,028,255	71,228,930
Weighted Average Number of Common Shares Outstanding - Diluted	90,548,172	71,336,103

Agree Realty Corporation
Reconciliation of Net Income to FFO, Core FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2023	2022
Net Income	$41,774	$36,289
Less Series A Preferred Stock Dividends	1,859	1,859
Net Income attributable to OP Common Unitholders	39,915	34,430
Depreciation of rental real estate assets	26,584	19,470
Amortization of lease intangibles - in-place leases and leasing costs	13,770	8,924
Provision for impairment	-	1,015
(Gain) loss on sale or involuntary conversion of assets, net	-	(2,285)
Funds from Operations - OP Common Unitholders	$80,269	$61,554
Amortization of above (below) market lease intangibles, net and assumed mortgage debt discount, net	8,695	8,178
Core Funds from Operations - OP Common Unitholders	$88,964	$69,732
Straight-line accrued rent	(3,039)	(3,135)
Stock based compensation expense	1,831	1,635
Amortization of financing costs and original issue discounts	1,029	788
Non-real estate depreciation	292	167
Adjusted Funds from Operations - OP Common Unitholders	$89,077	$69,187

Funds from Operations Per Common Share and OP Unit - Basic	$0.89	$0.86
Funds from Operations Per Common Share and OP Unit - Diluted	$0.88	$0.86

Core Funds from Operations Per Common Share and OP Unit - Basic	$0.98	$0.97
Core Funds from Operations Per Common Share and OP Unit - Diluted	$0.98	$0.97

Adjusted Funds from Operations Per Common Share and OP Unit - Basic	$0.99	$0.97
Adjusted Funds from Operations Per Common Share and OP Unit - Diluted	$0.98	$0.97

Weighted Average Number of Common Shares and OP Units Outstanding - Basic	90,375,874	71,576,549
Weighted Average Number of Common Shares and OP Units Outstanding - Diluted	90,895,791	71,683,722

Additional supplemental disclosure
Scheduled principal repayments	$221	$208
Capitalized interest	539	112
Capitalized building improvements	702	1,100

Non-GAAP Financial Measures

Funds from Operations (“FFO” or “Nareit FFO”)
FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”) to mean net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and/or changes in control, plus real estate related depreciation and amortization and any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the Nareit definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition.

Core Funds from Operations (“Core FFO”)
The Company defines Core FFO as Nareit FFO with the addback of (i) noncash amortization of acquisition purchase price related to above- and below- market lease intangibles and discount on assumed debt and (ii) certain infrequently occurring items that reduce or increase net income in accordance with GAAP. Management believes that its measure of Core FFO facilitates useful comparison of performance to its peers who predominantly transact in sale-leaseback transactions and are thereby not required by GAAP to allocate purchase price to lease intangibles. Unlike many of its peers, the Company has acquired the substantial majority of its net-leased properties through acquisitions of properties from third parties or in connection with the acquisitions of ground leases from third parties. Core FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, the Company’s presentation of Core FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition.

Adjusted Funds from Operations (“AFFO”)
AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO and Core FFO for certain non-cash items that reduce or increase net income computed in accordance with GAAP. Management considers AFFO a useful supplemental measure of the Company’s performance, however, AFFO should not be considered an alternative to net income as an indication of its performance, or to cash flow as a measure of liquidity or ability to make distributions. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs.

Agree Realty Corporation
Reconciliation of Net Debt to Recurring EBITDA
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2023
Net Income	$41,774
Interest expense, net	17,998
Income tax expense	783
Depreciation of rental real estate assets	26,584
Amortization of lease intangibles - in-place leases and leasing costs	13,770
Non-real estate depreciation	292
EBITDAre	$101,201

Run-Rate Impact of Investment, Disposition and Leasing Activity	$4,147
Amortization of above (below) market lease intangibles, net	8,611
Recurring EBITDA	$113,959

Annualized Recurring EBITDA	$455,836

Total Debt	$2,056,173
Cash, cash equivalents and cash held in escrows	(12,940)
Net Debt	$2,043,233

Net Debt to Recurring EBITDA	4.5	x

Net Debt	$2,043,233
Anticipated Net Proceeds from September 2022 Forward Offering	(79,582)
Anticipated Net Proceeds from ATM Forward Offerings	(282,543)
Proforma Net Debt	$1,681,108

Proforma Net Debt to Recurring EBITDA	3.7	x

Non-GAAP Financial Measures

EBITDAre
EBITDAre is defined by Nareit to mean net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization, any gains (or losses) from sales of real estate assets and/or changes in control, any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers the non-GAAP measure of EBITDAre to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers EBITDAre a key supplemental measure of the Company's operating performance because it provides an additional supplemental measure of the Company's performance and operating cash flow that is widely known by industry analysts, lenders and investors. The Company’s calculation of EBITDAre may not be comparable to EBITDAre reported by other REITs that interpret the Nareit definition differently than the Company.

Recurring EBITDA
The Company defines Recurring EBITDA as EBITDAre with the addback of noncash amortization of above- and below- market lease intangibles, and after adjustments for the run-rate impact of the Company's investment and disposition activity for the period presented, as well as adjustments for non-recurring benefits or expenses. The Company considers the non-GAAP measure of Recurring EBITDA to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers Recurring EBITDA a key supplemental measure of the Company's operating performance because it represents the Company's earnings run rate for the period presented and because it is widely followed by industry analysts, lenders and investors. Our Recurring EBITDA may not be comparable to Recurring EBITDA reported by other companies that have a different interpretation of the definition of Recurring EBITDA. Our ratio of net debt to Recurring EBITDA is used by management as a measure of leverage and may be useful to investors in understanding the Company’s ability to service its debt, as well as assess the borrowing capacity of the Company. Our ratio of net debt to Recurring EBITDA is calculated by taking annualized Recurring EBITDA and dividing it by our net debt per the consolidated balance sheet.

Net Debt
The Company defines Net Debt as total debt less cash, cash equivalents and cash held in escrows. The Company considers the non-GAAP measure of Net Debt to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage. The Company considers Net Debt a key supplemental measure because it provides industry analysts, lenders and investors useful information in understanding our financial condition. The Company’s calculation of Net Debt may not be comparable to Net Debt reported by other REITs that interpret the definition differently than the Company. The Company presents Net Debt on both an actual and proforma basis, assuming the net proceeds of the Forward Offerings (see below) are used to pay down debt. The Company believes the proforma measure may be useful to investors in understanding the potential effect of the Forward Offerings on the Company’s capital structure, its future borrowing capacity, and its ability to service its debt.

Forward Offerings
In September 2022, the Company commenced an underwritten public offering of 5,750,000 shares of common stock, including the full exercise of the underwriters' option to purchase additional shares, in connection with forward sale agreements. To date, the Company has settled 4,545,000 shares and received net proceeds of approximately $301.4 million. The 1,205,000 shares remaining under the September 2022 Forward Offering are anticipated to raise net proceeds of approximately $79.6 million based on the applicable forward sale price as of March 31, 2023. The Company is contractually obligated to settle the offering by September 2023. In addition, the Company has 4,104,641 shares remaining to be settled under the ATM Forward Offerings. Upon settlement, the offerings are anticipated to raise net proceeds of approximately $282.5 million based on the applicable forward sale prices as of March 31, 2023. The applicable forward sale price varies depending on the offering. The Company is contractually obligated to settle the ATM Forward Offerings by certain dates between November 2023 and December 2023.

Agree Realty Corporation
Rental Income
($ in thousands, except share and per share-data)
(Unaudited)

	Three months ended March 31,
	2023	2022
Rental Income Source(1)
Minimum rents(2)	$115,790	$91,441
Percentage rents(2)	1,246	635
Operating cost reimbursement(2)	15,145	11,279
Straight-line rental adjustments(3)	3,039	3,135
Amortization of (above) below market lease intangibles(4)	(8,611)	(8,178)
Total Rental Income	$126,609	$98,312

(1) The Company adopted Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842 “Leases” using the modified retrospective approach as of January 1, 2019. The Company adopted the practical expedient in FASB ASC 842 that alleviates the requirement to separately present lease and non-lease components of lease contracts. As a result, all income earned pursuant to tenant leases is reflected as one line, “Rental Income,” in the consolidated statement of operations. The purpose of this table is to provide additional supplementary detail of Rental Income.

(2) Represents contractual rentals and/or reimbursements as required by tenant lease agreements, recognized on an accrual basis of accounting. The Company believes that the presentation of contractual lease income is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, analysts and other interested parties to evaluate the Company’s performance.

(3) Represents adjustments to recognize minimum rents on a straight-line basis, consistent with the requirements of FASB ASC 842.

(4) In allocating the fair value of an acquired property, above- and below-market lease intangibles are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the leases at the time of acquisition and the Company’s estimate of current market lease rates for the property.